UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023 (December 20, 2023)

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ARCADIUM LITHIUM PLC

(Exact name of registrant as specified in its charter)

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Bailiwick of Jersey	333-273360	98-1737136
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 12, Gateway Hub Shannon Airport House Shannon, Co. Clare V14 E370 Ireland
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 353 1 6875238

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

 Amendment to the Transaction Agreement

On December 20, 2023, Livent Corporation, a Delaware corporation (“Livent”), and Allkem Limited, an Australian public company limited by shares (“Allkem”) entered into the Third Amendment (the “Amendment”) to the Transaction Agreement, dated as of May 10, 2023 (the “Transaction Agreement”), by and among Livent, Arcadium Lithium plc, a public limited company incorporated under the laws of the Bailiwick of Jersey (“Arcadium”) and Allkem, and subsequently joined by Lightning-A Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Arcadium Lithium Intermediate IRL Limited, a private company limited by shares and incorporated and registered in Ireland, and subsequently amended by that certain Amendment to Transaction Agreement, dated as of August 2, 2023, by and between Livent and Allkem and that certain Second Amendment to Transaction Agreement, dated as of November 5, 2023, by and between Livent and Allkem. The Transaction Agreement contemplates that (i) Arcadium will acquire all of the shares of Allkem pursuant to a scheme of arrangement under the Corporations Act (Cth) 2001 of Australia (the “Scheme”), resulting in Allkem becoming a wholly owned subsidiary of Arcadium, and (ii) Merger Sub, which is a wholly owned subsidiary of Arcadium, will merge with and into Livent, with Livent surviving the merger as a wholly owned subsidiary of Arcadium (the “Merger”).

Under the Amendment, Livent and Allkem have agreed to amend the Transaction Agreement to modify the forms of Memorandum of Association and Articles of Association of Arcadium in Exhibit E to the Transaction Agreement (i) to remove provisions relating to additional information that may be requested by Arcadium from shareholders nominating directors or proposing other business at meetings of Arcadium shareholders, and (ii) to provide that directors may be removed by shareholders with or without cause. All other terms of the Transaction Agreement remain unmodified and in full force and effect in accordance therewith.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Association

On December 20, 2023, in connection with the Transaction Agreement, Arcadium amended and restated its articles of association (the “Amended Articles”). A summary of the Amended Articles is contained in Arcadium’s registration statement on Form S-4 (File No. 333-273360) declared effective on November 20, 2023 (the “Combined Proxy Statement/Prospectus”) under the heading “Comparison of the Rights of Holders of Livent Shares and NewCo Shares”, which is incorporated by reference in this Item 5.03, and a form of the Amended Articles was included in the Combined Proxy Statement/Prospectus (the “Form Articles”) except that, in response to the results of certain non-binding, advisory proposals voted on at a special meeting of Livent stockholders held on December 19, 2023, to vote on matters relating to the Transaction Agreement and the Merger, (i) Section 7.3(f)(17), Section 7.3(g)(7) and Section 7.3(h)(3) in the Form Articles relating to additional information that may be requested by Arcadium from shareholders nominating directors or proposing other business at meetings of Arcadium shareholders have been deleted, and (ii) Section 8.3 in the Form Articles was amended to provide that directors may be removed by shareholders with or without cause.

The foregoing description of the Amended Articles does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1 to this Current Report, which is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
2.1	Third Amendment to Transaction Agreement, dated as of December 20, 2023, by and between Livent Corporation, a Delaware corporation, and Allkem Limited, an Australian public company limited by shares.

3.1	Articles of Association of Arcadium Lithium plc, adopted on December 20, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIUM LITHIUM PLC

By:	/s/ Donal Flynn
	Name: Title:	Donal Flynn Director

Dated: December 27, 2023